Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS SECOND QUARTER 2017 RESULTS

WASHINGTON, D.C. – August 8, 2017 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended June 30, 2017.

Highlights for the Quarter Ended June 30, 2017

•	Net income was $1.0 million, or $0.02 per share on a fully diluted basis
•	FFO was $14.5 million, or $0.31 per share on a fully diluted basis
•	FFO, as Adjusted was $13.5 million, or $0.29 per share on a fully diluted basis
•	CAD was $11.4 million
•	Announced the lease award for the development of a 52,870-square foot Food and Drug Administration (FDA) laboratory in Lenexa, Kansas (“FDA - Lenexa”)
•	Completed the acquisition of the previously announced 327,614-square foot Department of Veterans Affairs (VA) Ambulatory Care Center in Loma Linda, California (“VA - Loma Linda”)
•

Completed a $175.0 million private placement of senior unsecured notes, comprised of three tranches: $95.0 million 4.05% senior notes (“Series A”) due May 25, 2027; $50.0 million 4.15% senior notes (“Series B”) due May 25, 2029; and $30.0 million 4.30% senior notes (“Series C”) due May 25, 2032, with a weighted average maturity of 11.4 years and a weighted average interest rate of 4.12%

•	Completed a $127.5 million, 10-year, non-amortizing mortgage loan with a fixed interest rate of 3.59% per annum. The loan is secured by the 327,614-square foot VA - Loma Linda ambulatory care center
•	Portfolio occupancy at 100%

“As Easterly continues to grow the Company through the acquisition and development of U.S. Government leased assets, we feel the quality of the overall portfolio is only getting stronger,” said William C. Trimble, III, Easterly’s Chief Executive Officer. “In this quarter, you have seen the Company introduce new assets, new tenants, and new development opportunities, all working together to extend the Company’s overall lease duration, while at the same time shortening the average age of the portfolio. As the Company’s CEO, I am very proud of our team for the success of this quarter.”

Financial Results for the Six Months Ended June 30, 2017

Net income was $2.4 million, or $0.05 per share on a fully diluted basis for the six months ended June 30, 2017

FFO was $28.9 million, or $0.63 per share on a fully diluted basis for the six months ended June 30, 2017

FFO, as Adjusted was $27.1 million, or $0.59 per share on a fully diluted basis for the six months ended June 30, 2017

CAD was $23.5 million for the six months ended June 30, 2017

Portfolio Operations

As of June 30, 2017, the Company wholly owned 45 properties in the United States, encompassing approximately 3.5 million square feet in the aggregate, including 42 properties that were leased primarily to U.S. Government tenant agencies and three properties that were entirely leased to private tenants. As of June 30, 2017, the portfolio had an average age of 12.1 years, was 100% occupied, and had a weighted average remaining lease term of 6.8 years.  With approximately 15.0% of leases based on square footage, or 14.3% based on total annualized lease income scheduled to expire before 2019, Easterly expects to continue to provide a highly visible and stable cash-flow stream.

Completed Acquisitions

On June 1, 2017, the Company acquired a 327,614-square foot Department of Veterans Affairs Ambulatory Care Center located in Loma Linda, California. The outpatient clinic was constructed in 2016 and is 100% leased to the VA. The lease has nineteen years remaining on an initial twenty-year non-cancelable firm term lease, which expires in May 2036.  VA - Loma Linda is a state-of-the-art ambulatory care facility that provides a comprehensive solution for the outpatient needs of U.S. veterans. The VA - Loma Linda Ambulatory Care Center, as part of a larger VA Loma Linda Healthcare System, provides a wide range of healthcare services to the approximately 72,000 veterans receiving care through the network. VA - Loma Linda is projected to account for 50% of all VA outpatient visits in the region and offers primary care, women’s healthcare, outpatient mental health services, outpatient physical medicine and rehabilitation, dental, employee health, imaging services and blood draw services.

Announced Developments

On May 8, 2017, Easterly announced the lease award for the development of a 52,870-square foot Food and Drug Administration (FDA) laboratory in Lenexa, Kansas. The FDA - Lenexa laboratory will be a relocation of the current Kansas City District Laboratory and will feature a number of upgraded capabilities in order for the FDA to effectively conduct its mission. With an increase in size of approximately 40% over its current location, the new state-of-the-art laboratory will offer services through the following laboratory sections: Total Diet and Pesticides Research Center (TDPRC), Pesticides analysis, Chemotherapeutics / LC-MS Poison screening, Mycotoxins analysis, Drugs and Dietary Supplements analysis, Dioxins analysis, Metals / Elemental Specialization analysis, and Laboratory Administration. The build-out will require highly specialized and specific design features and functionality for the operations being performed in this facility. Upon completion, FDA - Lenexa will be leased to the GSA for a 20-year term.

Balance Sheet and Capital Markets Activities

As of June 30, 2017, the Company had total indebtedness of $549.4 million comprised of $68.0 million outstanding on its senior unsecured revolving credit facility, $100.0 million outstanding on its senior unsecured term loan facility, $175.0 million of senior unsecured notes, and $206.4 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). At June 30, 2017, Easterly’s outstanding debt had a weighted average maturity of 8.7 years and a weighted average interest rate of 3.6%. As of June 30, 2017 and pro forma for the full physical settlement of the forward equity sales agreements entered into on March 27, 2017 for 4.95 million shares at a net price of $17.74 per share, and a full quarter of operations from VA - Loma Linda, which the Company acquired on June 1, 2017, Easterly’s net debt to total enterprise value was 30.2% and its net debt to annualized quarterly EBITDA ratio was 5.6x.

$175 Million Private Placement of Senior Unsecured Notes

On May 25, 2017, the Company completed an inaugural private placement note issuance of an aggregate of $175.0 million of fixed rate senior unsecured notes. The Notes were issued and sold by Easterly Government Properties, LP, the Company’s operating partnership, in the following three tranches:

•	Series A: $95.0 million in senior notes with a fixed interest rate of 4.05%, due May 25, 2027
•	Series B: $50.0 million in senior notes with a fixed interest rate of 4.15%, due May 25, 2029
•	Series C: $30.0 million in senior notes with a fixed interest rate of 4.30%, due May 25, 2032

As of June 30, 2017, the weighted average maturity of the Notes was 11.3 years and the weighted average interest rate remains fixed at 4.12%.

$127.5 Million Mortgage Financing on VA - Loma Linda

On June 28, 2017, the Company completed a $127.5 million mortgage loan that matures in July 2027. The 10-year, non-amortizing loan carries a fixed interest rate of 3.59%. The loan is secured by the 327,614-square foot Department of Veterans Affairs Ambulatory Care Facility in Loma Linda, California, the VA’s second largest state-of-the-art outpatient facility in the country, which offers comprehensive medical services to the 72,000 U.S. veterans who live in the region. VA - Loma Linda was acquired by the Company in June 2017 for $212.5 million and is 100% leased to the VA through May 2036.

“The Company extended the duration of its liabilities by 3.5 years this quarter to 8.7 years,” said Darrell Crate, Easterly’s Chairman. “Easterly’s management team implemented two strong and attractive deals and was able to execute on highly favorable terms. We believe this reduces our exposure to rising rates and locks in an attractive stream of long-term cash flow for investors.”

Dividend

On August 2, 2017 the Board of Directors of Easterly approved a cash dividend for the second quarter of 2017 in the amount of $0.25 per common share. The dividend will be payable September 28, 2017 to shareholders of record on September 13, 2017.

Outlook for 2017

The Company is reiterating its expectations for 2017 FFO per share on a fully diluted basis in a range of $1.25 - $1.29.

Outlook for the 12 Months Ending December 31, 2017

	Low	High
Net income (loss) per share – fully diluted basis	$0.13	0.17
Plus: real estate depreciation and amortization	$1.12	1.12
FFO per share – fully diluted basis	$1.25	1.29

This guidance assumes acquisitions of $350.0 million in 2017, including the OSHA - Sandy acquisition completed in the first quarter, the VA - Loma Linda acquisition completed in the second quarter, as well as the announced VA - South Bend acquisition with an anticipated closing date in Q3 2017, and does not contemplate any dispositions. This guidance is forward-looking and reflects management's view of current and future market conditions. The Company's actual results may differ materially from this guidance.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. Additional detail can be found in the Company’s most recent annual report on Form 10-K, as well as other documents filed with or furnished to the SEC from time to time.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current NAREIT definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items and nonrecurring expenditures. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

EBITDA is calculated as the sum of net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined by NAREIT as net income (loss), calculated in accordance with GAAP, excluding gains or losses from sales of property and impairment losses on depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of our operating performance, which, when applicable, excludes the impact of acquisition costs, straight-line rent, above-/below-market leases, non-cash interest expense and non-cash compensation. By excluding income and expense items such as straight-line rent, above-/below-market leases, non-cash interest expense and non-cash compensation from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP. Fully diluted basis does not include outstanding LTIP units in the Company’s operating partnership that are subject to performance criteria that have not yet been met.

Conference Call Information

The Company will host a webcast and conference call at 9:30 a.m. Eastern Daylight time on August 8, 2017 to review the second quarter 2017 performance, discuss recent events and conduct a question-and-answer session. The number to call is 1-877-705-6003 (domestic) and 1-201-493-6725 (international). A live webcast will be available in the Investor Relations section of the Company’s website.  A replay of the conference call will be available through August 22, 2017 by dialing 844-512-2921 (domestic) and 412-317-6671 (international) and entering the passcode 13666470.  Please note that the full text of the press release and supplemental information package are available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE:DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased primarily through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and FFO per share on a fully diluted basis.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues; risks associated with ownership and development of real estate; decreased rental rates or increased vacancy rates; loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or to yield anticipated results; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2016,  filed with the Securities and Exchange Commission on March 2, 2017 and the factors included under the heading “Risk Factors” in our other public filings.  In addition, our qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.  We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(In thousands, except share amounts)

	June 30, 2017
	(unaudited)	December 31, 2016
Assets
Real estate properties, net	$1,117,039	$901,066
Cash and cash equivalents	6,105	4,845
Restricted cash	3,559	1,646
Deposits on acquisitions	1,000	1,750
Rents receivable	8,284	8,544
Accounts receivable	6,746	5,823
Deferred financing, net	1,437	2,787
Intangible assets, net	127,127	113,795
Interest rate swap	3,199	3,785
Prepaid expenses and other assets	3,120	1,422
Total assets	$1,277,616	$1,045,463

Liabilities
Revolving credit facility	68,000	212,167
Term loan facility, net	99,132	-
Notes payable, net	173,646	-
Mortgage notes payable, net	204,782	80,806
Intangible liabilities, net	38,175	41,840
Accounts payable and accrued liabilities	14,473	13,784
Total liabilities	598,208	348,597

Equity
Common stock, par value $0.01, 200,000,000 shares authorized,
38,305,101 and 36,874,810 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively.	383	369
Additional paid-in capital	619,668	596,971
Retained (deficit)	3,632	1,721
Cumulative dividends	(61,226)	(42,794)
Accumulated other comprehensive income	2,661	3,038
Total stockholders' equity	565,118	559,305
Non-controlling interest in Operating Partnership	114,290	137,561
Total equity	679,408	696,866
Total liabilities and equity	$1,277,616	$1,045,463

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues
Rental income	$27,501	$22,291	$53,521	$44,027
Tenant reimbursements	2,974	2,476	6,602	4,631
Other income	128	154	367	234
Total revenues	30,603	24,921	60,490	48,892

Operating expenses
Property operating	5,837	5,085	12,186	9,418
Real estate taxes	2,979	2,332	5,714	4,700
Depreciation and amortization	13,462	11,074	26,522	21,937
Acquisition costs	456	346	988	679
Corporate general and administrative	3,142	3,052	6,586	6,088
Total expenses	25,876	21,889	51,996	42,822
Operating income	4,727	3,032	8,494	6,070

Other expenses
Interest expense, net	(3,714)	(1,995)	(6,131)	(3,924)
Net income	1,013	1,037	2,363	2,146

Non-controlling interest in Operating Partnership	(186)	(338)	(452)	(772)
Net income available to Easterly Government
Properties, Inc.	$827	$699	$1,911	$1,374

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.02	$0.02	$0.05	$0.05
Diluted	$0.02	$0.02	$0.05	$0.05

Weighted-average common shares outstanding:
Basic	37,408,603	27,484,075	37,151,527	25,812,893
Diluted	39,845,314	29,267,258	39,534,993	27,538,423

Net income, per share - fully diluted basis	$0.02	$0.03	$0.05	$0.05

Weighted average common shares outstanding -
fully diluted basis	45,959,288	40,964,377	45,953,530	40,338,097

EBITDA, FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income	$1,013	$1,037	$2,363	$2,146
Depreciation and amortization	13,462	11,074	26,522	21,937
Interest expense	3,714	1,995	6,131	3,924
EBITDA	$18,189	$14,106	$35,016	$28,007

Net income	$1,013	$1,037	$2,363	$2,146
Depreciation and amortization	13,462	11,074	26,522	21,937
Funds From Operations (FFO)	$14,475	$12,111	$28,885	$24,083
Adjustments to FFO:
Acquisition costs	456	346	988	679
Straight-line rent	(350)	45	(493)	33
Above-/below-market leases	(2,106)	(1,711)	(4,218)	(3,409)
Non-cash interest expense	244	194	474	389
Non-cash compensation	740	723	1,467	1,422
Funds From Operations, as Adjusted	$13,459	$11,708	$27,103	$23,197

FFO, per share - fully diluted basis	$0.31	$0.30	$0.63	$0.60
FFO, as Adjusted, per share - fully diluted basis	$0.29	$0.29	$0.59	$0.58

Funds From Operations, as Adjusted	$13,459	$11,708	$27,103	$23,197
Acquisition costs	(456)	(346)	(988)	(679)
Principal amortization	(741)	(711)	(1,473)	(1,414)
Maintenance capital expenditures	(766)	(252)	(951)	(318)
Contractual tenant improvements	(139)	-	(152)	(9)
Cash Available for Distribution (CAD)	$11,357	$10,399	$23,539	$20,777

Weighted average common shares outstanding -
fully diluted basis	45,959,288	40,964,377	45,953,530	40,338,097